Exhibit 10.12

NUTRITIONAL HIGH INTERNATIONAL INC.
 AUDIT COMMITTEE CHARTER
The purpose of the Audit Committee of the Board (the "Board") of Nutritional High International Inc. (the "Corporation") is to assist the Board in fulfilling its responsibility for overseeing the quality and integrity of the accounting, auditing, and reporting practices of the Corporation, and such other duties as directed by the Board. The Audit Committee's role includes a particular focus on the qualitative aspects of financial reporting to shareholders, on the Corporation's processes to manage business and financial risk, and on compliance with significant applicable legal, ethical and regulatory requirements.
MEMBERSHIP
The membership of the Audit Committee shall consist of at least two directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. A majority of the members of the Audit Committee must be financially literate, that is having the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Corporation's financial statements.
The Chair of the Audit Committee shall be appointed by the full Board.
COMMUNICATIONS AND REPORTING
The Audit Committee is expected to maintain free and open communication with the external auditors, the internal accounting staff, and the Corporation's management. This communication shall include private executive sessions, at least annually, with each of these parties. The Audit Committee chairperson shall report on Audit Committee activities to the full Board.
AUTHORITY
In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other advisors and experts for this purpose. The Audit Committee shall be empowered to set and pay the compensation for any such advisors employed by the Audit Committee. The Audit Committee shall have the authority to communicate directly with the external auditors of the Corporation.

RESPONSIBILITIES
Oversight
The Audit Committee is directly responsible for overseeing the work of the external auditor engaged for the purpose of preparing or issuing an auditor's report or performing other audit, review or attest services for the Corporation, including the resolution of disagreements between management of the Corporation and the external auditor regarding financial reporting.

Recommend Auditor
The Audit Committee must recommend to the Board the external auditor to be nominated (subject to shareholder approval) for the purpose of preparing or issuing an auditor's report or performing other audit, review or attest services for the Corporation and the compensation of the external auditor.

Pre-Approve Non-Audit Services
The Audit Committee must pre-approve all non-audit services to be provided to the Corporation by the Corporation's external auditor.

Review Financial Disclosure
The Audit Committee must review the Corporation's financial statements, management's discussion and analysis (MD&A) and annual and interim financial press releases, if any, before the Corporation publicly discloses this information.
The Audit Committee must be satisfied that adequate procedures are in place for the review of the Corporation's public disclosure of financial information extracted or derived from the Corporation's financial statements, and must periodically assess the adequacy of those procedures.

Reliance on Management and Auditors
The Audit Committee relies on the expertise and knowledge of management, the internal auditors, and the external auditor in carrying out its oversight responsibilities. Management of the Corporation is responsible for determining that the Corporation's financial statements are complete, accurate, and in accordance with generally accepted accounting principles. The external auditor is responsible for auditing the Corporation's financial statements. The Audit Committee should assure itself that the Corporation's internal policies, procedures and controls are adequate and are being implemented and followed.

Relationship with Auditors
The Audit Committee is also responsible for ensuring that the Corporation's external auditors submit on a periodic basis to the Committee a formal written statement delineating all relationships between the external auditors and the Corporation and actively engaging in a dialogue with the external auditors with respect to any disclosure relationships or services that may impact the objectivity and independence of the external auditors and for taking appropriate action to ensure the independence of the external auditors within the meaning of applicable Canadian law.

Guidelines for Audit Committee
With respect to the exercise of its duties and responsibilities, the Audit Committee should, among other things:
1.	report regularly to the Board on its activities, as appropriate;
2.	exercise reasonable diligence in gathering and considering all material information;
3.	remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions;
4.	understand and weigh alternative courses of conduct that may be available;
5.	focus on weighing the benefit versus harm to the Corporation and its shareholders when considering alternative recommendations or courses of action;
6.	if the Audit Committee deems it appropriate, secure independent expert advice and understand the expert's findings and the basis for such findings, including retaining independent counsel, accountants or others to assist the Audit Committee in fulfilling its duties and responsibilities; and
7.	provide management and the Corporation's independent auditors with appropriate opportunities to meet privately with the Audit Committee.
MEETINGS
The Audit Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities. As part of its purpose to foster open communications, the Audit Committee shall meet at least annually with management and the Corporation's external auditors to discuss any matters that the Audit Committee or each of these groups or persons believe should be discussed privately. In addition, the Audit Committee should meet or confer with the external auditors and management to review the Corporation's interim consolidated financial statements and related filings prior to their filing with any regulatory body. The Chairman should work with the Chief Financial Officer and management to establish the agendas for Audit Committee meetings. The Audit Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Audit Committee shall maintain minutes of its meetings and records relating to those meetings and the Audit Committee's activities and provide copies of such minutes to the Board to be included in the minute books of the Corporation.